Exhibit 99.1

News Release
nVent Announces Fourth Quarter and Full-Year 2021 Financial Results
Growth initiatives and execution driving another quarter of strong results
•Fourth quarter reported sales of $669 million, up 28%; Organic sales up 24%
•Fourth quarter reported EPS of $0.39, up 39%; Adjusted EPS of $0.50, up 16%
•Full-year reported sales of $2.5 billion, up 23%; Organic sales up 18%
•Full-year reported EPS of $1.61 versus prior-year EPS of $(0.28); Adjusted EPS of $1.96, up 31%
•Full-year Cash Flows from Operations of $373 million; Free Cash Flow of $334 million
•Company issues full-year 2022 guidance:
◦Reported sales growth of 6% to 10%; Organic sales growth of 6% to 9%
◦Reported EPS of $1.75 to $1.85; Adjusted EPS of $2.10 to $2.20
Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – February 8, 2022 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the fourth quarter and full-year 2021 and provides guidance for the first quarter and full-year 2022.
"2021 was an outstanding year. I'm incredibly proud of the dedication and teamwork of our nearly 10,000 global employees as they continued to deliver for our customers. Fourth quarter sales grew 28% with broad-based growth across all segments and verticals. For the full year, we had record sales of $2.5 billion, demonstrating impressive growth and execution. We overcame supply chain and inflationary challenges to deliver ROS expansion for the year, and we continued to generate strong free cash flow," said Beth Wozniak, nVent's chief executive officer.
“We executed well on our strategy. We completed two acquisitions, Vynckier and CIS Global, launched 58 new products and continued to accelerate our digital transformation. We prioritized the safety and well-being of employees and focused on inclusion and diversity, making nVent a great place to work. I’m proud that we were part of an exclusive group named to Bloomberg’s Gender-Equality Index as well as the RippleMatch NextGen 100 list."
"With the electrification of everything driving demand for our products and solutions, nVent is well positioned to grow. While we expect external challenges to continue in 2022, I’m confident in our strategy and our team’s ability to execute. Our future is bright, and I’m excited about the opportunities ahead for nVent."
Fourth quarter sales of $669 million were up 28 percent relative to the fourth quarter 2020 and increased 24 percent organically, which excludes the impact from currency fluctuations and acquisitions. Fourth quarter 2021 earnings per diluted share (“EPS”) were $0.39, while on an adjusted basis, the company had EPS of $0.50. Full-year sales of $2.5 billion were up 23 percent relative to full-year 2020. Acquisitions contributed approximately $56 million in sales for the year. Full-year 2021 EPS were $1.61, while on an adjusted basis, the company had EPS of $1.96. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Fourth quarter 2021 operating income was $89 million, up from $74 million in the fourth quarter of 2020. On an adjusted basis, segment income of $110 million was up from $97 million in the fourth quarter of 2020. Full-year 2021 operating income was $355 million versus $38 million in 2020. On an adjusted basis, segment income was $436 million, up from $348 million in full-year 2020.
nVent had net cash provided by operating activities of $115 million in the fourth quarter and free cash flow of $101 million, which is approximately 120 percent of adjusted net income. Full-year net cash provided by operating activities was $373 million and free cash flow was $334 million. The company delivered full-year free cash flow of approximately 100 percent of adjusted net income.
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FOURTH QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	December 31, 2021	December 31, 2020	% / point change
Net Sales	$669	$521	28%
Organic			24%
Operating Income	$89	$74	20%
Reported ROS	13.3%	14.3%
Segment Income	$110	$97	14%
Adjusted ROS	16.5%	18.6%	-210 bps

Enclosures
	Three months ended
	December 31, 2021	December 31, 2020	% / point change
Net Sales	$332	$230	44%
Organic			35%
ROS	13.0%	15.4%	-240 bps

Electrical & Fastening Solutions
	Three months ended
	December 31, 2021	December 31, 2020	% / point change
Net Sales	$171	$147	16%
Organic			17%
ROS	26.3%	28.0%	-170bps

Thermal Management
	Three months ended
	December 31, 2021	December 31, 2020	% / point change
Net Sales	$166	$143	16%
Organic			16%
ROS	26.4%	23.5%	290 bps

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FULL-YEAR PERFORMANCE ($ in millions)

nVent Electric plc
	Full-Year
	December 31, 2021	December 31, 2020	% / point change
Net Sales	$2,462	$1,999	23%
Organic			18%
Operating Income	$355	$38	826%
Reported ROS	14.4%	1.9%
Segment Income	$436	$348	25%
Adjusted ROS	17.7%	17.4%	30 bps

Enclosures
	Full-Year
	December 31, 2021	December 31, 2020	% / point change
Net Sales	$1,245	$953	31%
Organic			23%
ROS	16.2%	15.6%	60 bps

Electrical & Fastening Solutions
	Full-Year
	December 31, 2021	December 31, 2020	% / point change
Net Sales	$658	$569	16%
Organic			14%
ROS	27.6%	26.4%	120 bps

Thermal Management
	Full-Year
	December 31, 2021	December 31, 2020	% / point change
Net Sales	$560	$477	17%
Organic			15%
ROS	21.7%	19.7%	200 bps

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GUIDANCE FOR FULL-YEAR AND FIRST QUARTER 2022
The company introduces 2022 sales guidance of up 6 to 10 percent, which represents a range of a 6 to 9 percent increase in organic sales versus the prior year. The company expects full-year 2022 EPS on a GAAP basis of $1.75 to $1.85 and $2.10 to $2.20 on an adjusted basis.
In addition, the company estimates reported sales for the first quarter of 2022 to be in the range of up 13 to 15 percent, which represents a 10 to 12 percent increase on an organic basis. The company estimates first quarter 2022 EPS on a GAAP basis of $0.33 to $0.35 and adjusted EPS of $0.42 to $0.44.
DIVIDENDS
nVent previously announced on September 27, 2021 that its Board of Directors approved a regular cash dividend of $0.175 per ordinary share, which was paid during the fourth quarter on November 5, 2021. The company also announced on December 13, 2021 that its Board of Directors approved a regular cash dividend of $0.175 per ordinary share, paid during the first quarter on February 4, 2022.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s fourth quarter and full-year performance on a conference call with analysts and investors at 9:00 a.m. Eastern today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (https://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 9456546 approximately ten minutes before the 9:00 a.m. ET start. Once available, a replay of the conference call will be made accessible through midnight on May 8, 2022 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.
About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic and potential impairment of goodwill and trade names; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$669.0	$521.2	$2,462.0	$1,998.6
Cost of goods sold	421.8	324.2	1,520.1	1,249.2
Gross profit	247.2	197.0	941.9	749.4
% of net sales	37.0%	37.8%	38.3%	37.5%
Selling, general and administrative	145.8	112.2	537.9	447.0
% of net sales	21.8%	21.5%	21.8%	22.4%
Research and development	12.4	10.4	48.6	43.5
% of net sales	1.9%	2.0%	2.0%	2.2%
Impairment of goodwill and trade names	—	—	—	220.5
Operating income	89.0	74.4	355.4	38.4
% of net sales	13.3%	14.3%	14.4%	1.9%
Net interest expense	7.9	8.6	32.3	36.4
Loss on early extinguishment of debt	15.2	—	15.2	—
Other expense (income)	(14.6)	9.3	(12.8)	11.5
Income (loss) before income taxes	80.5	56.5	320.7	(9.5)
Provision for income taxes	13.5	9.4	47.8	37.7
Effective tax rate	16.8%	16.6%	14.9%	(396.8%)
Net income (loss)	$67.0	$47.1	$272.9	$(47.2)
Earnings (loss) per ordinary share
Basic	$0.40	$0.28	$1.63	$(0.28)
Diluted	$0.39	$0.28	$1.61	$(0.28)
Weighted average ordinary shares outstanding
Basic	167.7	168.6	167.9	169.6
Diluted	170.1	169.4	169.7	169.6
Cash dividends paid per ordinary share	$0.175	$0.175	$0.70	$0.70

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2021	December 31, 2020
In millions
Assets
Current assets
Cash and cash equivalents	$49.5	$122.5
Accounts and notes receivable, net	438.1	313.8
Inventories	321.9	235.2
Other current assets	102.0	92.9
Total current assets	911.5	764.4
Property, plant and equipment, net	291.1	289.4
Other assets
Goodwill	2,186.7	2,098.2
Intangibles, net	1,143.8	1,105.5
Other non-current assets	141.1	108.6
Total other assets	3,471.6	3,312.3
Total assets	$4,674.2	$4,366.1
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$5.0	$20.0
Accounts payable	261.0	171.1
Employee compensation and benefits	113.9	70.4
Other current liabilities	256.4	188.5
Total current liabilities	636.3	450.0
Other liabilities
Long-term debt	994.2	928.0
Pension and other post-retirement compensation and benefits	208.1	237.9
Deferred tax liabilities	210.3	230.1
Other non-current liabilities	129.2	110.3
Total liabilities	2,178.1	1,956.3
Equity	2,496.1	2,409.8
Total liabilities and equity	$4,674.2	$4,366.1

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve months ended
In millions	December 31, 2021	December 31, 2020
Operating activities
Net income (loss)	$272.9	$(47.2)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	40.9	38.4
Amortization	67.5	64.2
Deferred income taxes	(18.8)	(2.9)
Share-based compensation	16.6	13.9
Loss on early extinguishment of debt	15.2	—
Impairment of goodwill and trade names	—	220.5
Pension and other post-retirement expense (income)	(9.5)	17.2
Pension and other post-retirement contributions	(6.5)	(6.8)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(104.2)	28.3
Inventories	(74.0)	18.3
Other current assets	(7.6)	21.5
Accounts payable	73.7	(18.6)
Employee compensation and benefits	43.6	(4.2)
Other current liabilities	59.3	1.5
Other non-current assets and liabilities	4.2	(0.1)
Net cash provided by (used for) operating activities	373.3	344.0
Investing activities
Capital expenditures	(39.5)	(40.0)
Proceeds from sale of property and equipment	0.6	2.0
Acquisitions, net of cash acquired	(235.1)	(27.0)
Net cash provided by (used for) investing activities	(274.0)	(65.0)
Financing activities
Net receipts (repayments) of revolving credit facility	72.1	(100.0)
Proceeds from long-term debt	300.0	—
Repayments of long-term debt	(318.7)	(17.5)
Debt issuance costs	(5.4)	—
Premium paid on early extinguishment of debt	(15.2)	—
Settlement of interest rate swap	9.6	—
Dividends paid	(117.7)	(119.0)
Shares issued to employees, net of shares withheld	20.0	7.2
Repurchases of ordinary shares	(111.5)	(43.2)
Net cash provided by (used for) financing activities	(166.8)	(272.5)
Effect of exchange rate changes on cash and cash equivalents	(5.5)	9.6
Change in cash and cash equivalents	(73.0)	16.1
Cash and cash equivalents, beginning of period	122.5	106.4
Cash and cash equivalents, end of period	$49.5	$122.5
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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2021
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$277.0	$300.4	$335.2	$332.2	$1,244.8
Electrical & Fastening Solutions	147.9	169.2	169.3	171.1	657.5
Thermal Management	124.0	131.7	138.3	165.7	559.7
Total	$548.9	$601.3	$642.8	$669.0	$2,462.0
Segment income (loss)
Enclosures	$48.8	$53.7	$56.4	$43.2	$202.1
Electrical & Fastening Solutions	39.2	48.9	48.4	45.0	181.5
Thermal Management	21.0	24.9	31.6	43.7	121.2
Other	(11.9)	(17.3)	(18.2)	(21.6)	(69.0)
Total	$97.1	$110.2	$118.2	$110.3	$435.8
Return on sales
Enclosures	17.6%	17.9%	16.8%	13.0%	16.2%
Electrical & Fastening Solutions	26.5%	28.9%	28.6%	26.3%	27.6%
Thermal Management	16.9%	18.9%	22.8%	26.4%	21.7%
Total	17.7%	18.3%	18.4%	16.5%	17.7%

	2020
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$258.5	$219.3	$244.7	$230.4	$952.9
Electrical & Fastening Solutions	141.9	132.1	147.7	147.4	569.1
Thermal Management	120.5	95.8	116.9	143.4	476.6
Total	$520.9	$447.2	$509.3	$521.2	$1,998.6
Segment income (loss)
Enclosures	$40.9	$28.2	$44.0	$35.4	$148.5
Electrical & Fastening Solutions	33.5	34.7	40.7	41.3	150.2
Thermal Management	20.3	14.4	25.5	33.7	93.9
Other	(13.2)	(9.0)	(9.3)	(13.5)	(45.0)
Total	$81.5	$68.3	$100.9	$96.9	$347.6
Return on sales
Enclosures	15.8%	12.9%	18.0%	15.4%	15.6%
Electrical & Fastening Solutions	23.6%	26.3%	27.6%	28.0%	26.4%
Thermal Management	16.8%	15.0%	21.8%	23.5%	19.7%
Total	15.6%	15.3%	19.8%	18.6%	17.4%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2021 excluding the effect of adjustments (Unaudited)

	Actual
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$548.9	$601.3	$642.8	$669.0	2,462.0
Operating income	80.4	88.3	97.7	89.0	355.4
% of net sales	14.6%	14.7%	15.2%	13.3%	14.4%
Adjustments:
Restructuring and other	0.8	4.3	1.9	1.8	8.8
Acquisition transaction and integration costs	—	1.6	0.8	1.7	4.1
Intangible amortization	15.9	16.0	17.8	17.8	67.5
Segment income	$97.1	$110.2	$118.2	$110.3	$435.8
Return on sales	17.7%	18.3%	18.4%	16.5%	17.7%

Net income (loss) - as reported	$65.4	$66.2	$74.3	$67.0	$272.9
Adjustments to operating income	16.7	21.9	20.5	21.3	80.4
Pension and other post-retirement mark-to-market gain	—	—	—	(15.1)	(15.1)
Loss on early extinguishment of debt	—	—	—	15.2	15.2
Income tax adjustments	(8.7)	(3.8)	(4.0)	(3.8)	(20.4)
Net income - as adjusted	$73.4	$84.3	$90.8	$84.6	$333.0
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.39	$0.39	$0.44	$0.39	$1.61
Adjustments	0.04	0.11	0.09	0.11	0.35
Diluted earnings per ordinary share - as adjusted	$0.43	$0.50	$0.53	$0.50	$1.96

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020 excluding the effect of 2020 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$520.9	$447.2	$509.3	$521.2	$1,998.6
Operating income (loss)	60.3	45.3	(141.6)	74.4	38.4
% of net sales	11.6%	10.1%	(27.8%)	14.3%	1.9%
Adjustments:
Restructuring and other	4.3	6.2	5.4	6.1	22.0
Acquisition transaction and integration costs	0.9	0.8	0.5	0.3	2.5
Intangible amortization	16.0	16.0	16.1	16.1	64.2
Impairment of goodwill	—	—	212.3	—	212.3
Impairment of trade names	—	—	8.2	—	8.2
Segment income	$81.5	$68.3	$100.9	$96.9	$347.6
Return on sales	15.6%	15.3%	19.8%	18.6%	17.4%

Net income (loss) - as reported	$18.6	$25.8	$(138.7)	$47.1	$(47.2)
Adjustments to operating income (loss)	21.2	23.0	242.5	22.5	309.2
Pension and other post-retirement mark-to-market loss	—	—	—	8.7	8.7
Income tax adjustments	18.3	0.2	(27.7)	(5.5)	(14.8)
Net income - as adjusted	$58.1	$49.0	$76.1	$72.8	$255.9
Diluted earnings (loss) per ordinary share
Diluted earnings (loss) per ordinary share - as reported	$0.11	$0.15	$(0.82)	$0.28	$(0.28)
Adjustments	0.23	0.14	1.27	0.15	1.78
Diluted earnings per ordinary share - as adjusted	$0.34	$0.29	$0.45	$0.43	$1.50
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2022 excluding the effect of 2022 adjustments (Unaudited)

In millions, except per-share data	Forecast (1)
	First Quarter	Full Year
Net income - as reported	$58	$305
Intangible amortization	18	72
Income tax adjustments	(3)	(13)
Net income - as adjusted	$73	$364
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.33 - $0.35	$1.75 - $1.85
Adjustments	0.09	0.35
Diluted earnings per ordinary share - as adjusted	$0.42 - $0.44	$2.10 - $2.20
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter and year ended December 31, 2021 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	24.4%	(0.7)%	4.7%	28.4%	18.4%	2.0%	2.8%	23.2%
Enclosures	34.5%	(1.0)%	10.7%	44.2%	23.2%	1.7%	5.7%	30.6%
Electrical & Fastening Solutions	16.8%	(0.8)%	—%	16.0%	13.7%	1.5%	0.3%	15.5%
Thermal Management	15.8%	(0.2)%	—%	15.6%	14.5%	2.9%	—%	17.4%

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending March 31, 2022 and the year ending December 31, 2022 (Unaudited)

	Forecast (1)
	Q1 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	10 - 12%	(1%)	4%	13 - 15%	6 - 9%	(1 - 2%)	2%	6 - 10%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Twelve months ended
In millions	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net cash provided by (used for) operating activities	$115.2	$140.3	$373.3	$344.0
Capital expenditures	(14.3)	(14.6)	(39.5)	(40.0)
Proceeds from sale of property and equipment	0.5	0.5	0.6	2.0
Free cash flow	$101.4	$126.2	$334.4	$306.0